Exhibit 10.7

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made as of the      day of November, 2010 by and between The Howard Hughes Corporation, a Delaware corporation (the “Company”), and                                (the “Indemnitee”).

WHEREAS, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, although the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) require indemnification of the officers and directors of the Company under the circumstances specified therein, and Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”), the Certificate, the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and authorize the Company to enter into contracts between the Company and members of the board of directors, officers and other persons with respect to indemnification; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate and the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve or continue serving as a director or officer, or both, of the Company after the date hereof, the parties hereto agree as follows:

1.             Definitions.  For purposes of this Agreement:

(a)           “Change in Control” shall mean a change in control of the Company occurring after the date hereof of a nature that would be required to be reported in response to

Item 6(e) on Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall include: (i) the acquisition (other than acquisition by or from the Company) after the date hereof by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its subsidiaries that acquires beneficial ownership of voting securities of the Company, and any qualified institutional investor that meets the requirements of Rule 13d-1(b)(1) promulgated under the Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act), of 50% or more of either the then-outstanding shares of common stock or the combined voting power of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors; (ii) individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) approval by the stockholders of the Company of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving corporation’s then-outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company.

(b)           “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in a similar capacity at the written request of the Company.

(c)           “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement is sought by Indemnitee.

(d)           “Enterprise” shall mean the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the written request of the Company as a director, officer, employee, agent or fiduciary.

(e)           “Expenses” shall include all reasonable attorneys’ fees, retainers, disbursements of counsel, court costs, filing fees, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating and imaging costs, printing and binding costs, telephone charges, facsimile transmission charges, computer legal research costs, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, as well as all other “expenses” within the meaning of that term as used in Section 145 of the General Corporation Law of the State of Delaware and all other disbursements or expenses of types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, or proceedings similar to or of the same type as the Proceeding with respect to which such disbursements or expenses were incurred; but, notwithstanding anything in the foregoing to the contrary, “Expenses” shall not include amounts of judgments, penalties, or fines actually levied against the Indemnitee in connection with any Proceeding.  Expenses also shall include the foregoing incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(f)            “Independent Counsel” means a law firm, a member of a law firm or an independent practitioner that is experienced in matters of corporation law and indemnification issues and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g)           “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal investigation), inquiry, administrative hearing or any other actual, threatened or completed proceeding (including, with respect to any of the foregoing, in relation to a waiver or renouncement pursuant to Delaware law of any interest or expectancy of the Company in, or being offered to participate in, any business opportunity or opportunities), whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Company, by reason of any action taken by Indemnitee or of any inaction on such Indemnitee’s part while acting as an officer or director of the Company, or by reason of the fact that such Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce such Indemnitee’s rights under this Agreement.

(h)           References herein to “fines” shall not include any excise tax assessed with respect to any employee benefit plan.

(i)            References herein to a director of another Enterprise or a director of an other Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, the general partner of any partnership (general or limited) and the manager or managing member of any limited liability company.

(j)            (i) References herein to serving at the request of the Company as a director, officer, employee, agent, or fiduciary of another Enterprise shall include any service as a director, officer, employee, or agent of the Company that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan of the Company or any of its affiliates, other than solely as a participant or beneficiary of such a plan; and (ii) if the Indemnitee has acted in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company for purposes of this Agreement.

2.             Indemnity of Indemnitee.  The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by applicable law, as such may be amended from time to time.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)           Proceedings Other Than Proceedings by or in the Right of the Company.  Except as provided in Section 10 hereof, Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if, by reason of Indemnitee’s Corporate Status, the Indemnitee is or was, or is or was threatened to be made, a party to or is otherwise involved in any Proceeding other than a Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 2(a), Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines, liabilities and amounts paid in settlement actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, but only if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b)           Proceedings by or in the Right of the Company.  Except as provided in Section 10 hereof,  Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if, by reason of Indemnitee’s Corporate Status, the Indemnitee is or was, or is or was threatened to be made, a party to or is or was otherwise involved in any Proceeding brought by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 2(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, but only if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification for such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged liable to the Company unless (and only to the extent that) the Court of

Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses that the Court of Chancery or such other court shall deem proper.

(c)           Overriding Right to Indemnification if Successful on the Merits.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or was, by reason of Indemnitee’s Corporate Status or otherwise, a party to and is or was successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by applicable law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the maximum extent permitted by applicable law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

3.             Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 2 of this Agreement, the Company shall and hereby does, to the fullest extent permissible under applicable law, indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines, liabilities and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf if, by reason of Indemnitee’s Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.  The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Section 7 and Section 8 hereof) to be unlawful.

4.             Contribution.

(a)           To the fullest extent permissible under applicable law, whether or not the indemnification provided in Section 2 and Section 3 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)           To the fullest extent permissible under applicable law, without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines, liabilities and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines, liabilities or settlement amounts, as well as any other equitable considerations which the law may require to be considered.  The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)           The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claim of contribution brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)           To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, liabilities, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as the Board of Directors deems fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company (together with its directors, officers, employees and agents) and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

5.             Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or was, by reason of Indemnitee’s Corporate Status or otherwise, a witness, or is or was made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified to the fullest extent permissible under applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

6.             Advancement of Expenses.  Notwithstanding any other provision of this Agreement, but subject to Section 9(e) hereof, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status or otherwise within thirty (30) calendar days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf of Indemnitee and for which advancement is requested, and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall finally be determined (under the procedures, and subject to the presumptions, set forth in Section 7 and Section 8 hereof) that Indemnitee is not entitled to be indemnified against such Expenses.  Such undertaking shall be sufficient for purposes of this Section 6 if it is substantially in the form attached hereto as Exhibit A.  Any advances and undertakings to repay pursuant to this Section 6 shall be unsecured and interest-free.  The Indemnitee shall be entitled to advancement of Expenses as provided in this Section 6 regardless of any determination by or on behalf of the Company that the Indemnitee has not met the standards of conduct set forth in Sections 2(a) and 2(b) hereof.

7.             Procedures and Presumptions for Determination of Entitlement to Indemnification.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)           Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request for indemnification, including therein or therewith, except to the extent previously provided to the Company in connection with a request or requests for advancement pursuant to Section 6 hereof, a statement or statements reasonably evidencing all Expenses incurred or paid by or on behalf of the Indemnitee and for which indemnification is requested, together with such documentation and information as is reasonably available to Indemnitee and as is reasonably necessary for the Company to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.  Failure to provide any notice required hereby shall not impair Indemnitee’s rights of indemnification and contribution under this Agreement except to the extent that such failure to provide notice actually and materially prejudices the rights of the Company to defend any action or proceeding which is the basis of the claimed indemnification.

(b)           Upon written request by Indemnitee for indemnification pursuant to the second sentence of Section 7(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made by the following person or persons, who shall be empowered to make such determination: (i) if a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request in writing that such determination be made by the Board of Directors

(or a committee thereof) in the manner provided for in clause (ii) of this Section 7(b)) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A)(1) by Independent Counsel, if Indemnitee shall request in writing that such determination be made by Independent Counsel upon making Indemnitee’s request for indemnification pursuant to the second sentence of Section 7(a), (2) by the Board of Directors of the Company, by a majority vote of Disinterested Directors even though less than a quorum, or (3) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum, or (B) if there are no such Disinterested Directors or, even if there are such Disinterested Directors, if the Board of Directors, by the majority vote of Disinterested Directors, so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee.

(c)           If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) hereof, the Independent Counsel shall be selected by the Board of Directors and approved by Indemnitee.  Upon failure of the Board of Directors to so select, or upon the failure of Indemnitee to so approve, such Independent Counsel within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, the Independent Counsel shall be selected by the Court of Chancery of the State of Delaware or such other person or body as the Indemnitee and the Company may agree in writing.  Such determination of entitlement to indemnification shall be made not later than forty-five (45) days after receipt by the Company of a written request for indemnification.  If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably pro-rate such part of indemnification among such claims, issues or matters.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)           In connection with any determination (including a determination by the Court of Chancery of the State of Delaware (or other court of competent jurisdiction)) with respect to entitlement to indemnification hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not entitled to indemnification and any decision that Indemnitee is not entitled to indemnification must be supported by clear and convincing evidence.  The failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, or an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall not be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e)           In making a determination with respect to whether Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, the person or persons or entity making such determination shall presume that Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption shall have the burden of proof and any decision that Indemnitee is not entitled to indemnification must be supported by clear and convincing evidence.  In addition, and in no way limiting the provisions of this Section 7, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Enterprise, or with respect to any criminal action or proceeding to have had no reasonable cause to believe Indemnitee’s conduct was unlawful, if Indemnitee’s action is based on (i) the records or books of account of the Enterprise, (ii) information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, (iii) the advice of legal counsel for the Enterprise or (iv) information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise; provided, however, that any failure by Indemnitee to act on the advice of legal counsel for the Enterprise shall not, in and of itself, constitute grounds for an adverse determination with respect to whether Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(f)            If the person, persons or entity empowered or selected under this Section 7 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto and so notifies the Indemnitee.

(g)           Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel or member of the Board of Directors shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom.

(h)           The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any Proceeding to which Indemnitee is or becomes a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i)            The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification under this Agreement or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

8.             Remedies of Indemnitee.

(a)           In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 7(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within fifty-five (55) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 7 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification and/or advancement of Expenses.  The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)           In the event that a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 7(b).

(c)           If a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 8, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           In the event that (a) the Indemnitee commences a proceeding seeking (1) to establish or enforce the Indemnitee’s entitlement to indemnification or advancement pursuant to this Agreement, (2) to otherwise enforce Indemnitee’s rights under or to interpret the terms of this Agreement, (3) to recover damages for breach of this Agreement, (4) to establish or enforce Indemnitee’s entitlement to indemnification or advancement pursuant to the Certificate or the Bylaws, or (5) to enforce or interpret the terms of any liability insurance policy maintained by the Company (each such proceeding an “Indemnitee Enforcement Proceeding”), or (b) the Company commences a proceeding against the Indemnitee seeking (1) to recover, pursuant to an undertaking or otherwise, amounts previously advanced to Indemnitee, (2) to enforce the Company’s rights under or to interpret the terms of this Agreement, or (3) to recover damages for breach of this Agreement (each such proceeding a “Company Enforcement Proceeding” and together with each form of Indemnitee Enforcement Proceeding, an “Enforcement Proceeding”), then the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection with such Enforcement Proceeding, provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding on which Indemnitee does not prevail, unless (and only to the extent that) the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication in respect of such claim, issue or matter but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses that the Court of Chancery or such other court shall deem proper.  The Company also shall be required to advance all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Enforcement Proceeding in advance of the final disposition of such Enforcement Proceeding within thirty (30) days after the receipt by the Company of a written request for such advance or advances from time to time, which request shall include or be accompanied by a statement or statements reasonably evidencing the Expenses incurred by or on behalf of the Indemnitee and for which advancement is requested; provided, however, that any such advancement shall be made only after the Company receives an undertaking by or on behalf of the Indemnitee to repay any Expenses so advanced if it shall be finally determined that Indemnitee is not entitled to be indemnified against such Expenses.

(e)           The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(f)            Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

9.             Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)           The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, any agreement, a vote of stockholders, a resolution of directors or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status or otherwise prior to such amendment, alteration or repeal.  To the extent that a change in the DGCL or applicable law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Certificate, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.  Notwithstanding anything in this Agreement to the contrary, the indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee or any of Indemnitee’s agents.

(b)           To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other Enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability or other applicable insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)           Subject to Section 9(f), except as otherwise agreed between the Company, on the one hand, and Indemnitee or another indemnitor of Indemnitee, on the other, in the event of any payment to or on behalf of the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and take all action reasonably necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)           Subject to Section 9(f), except as otherwise agreed between the Company, on the one hand, and Indemnitee or another indemnitor of Indemnitee, on the other, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any Company insurance policy, Company contract, Company agreement or otherwise (except to the extent that Indemnitee is required (by court order or otherwise) to return such payment or to surrender it to the Company).

(e)           Subject to Section 9(f), except as otherwise agreed between the Company, on the one hand, and Indemnitee or another indemnitor of Indemnitee, on the other, the

Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (except to the extent that Indemnitee is required (by court order or otherwise) to return such payment or to surrender it to the Company).

(f)            The Company hereby acknowledges that Indemnitee is serving as a director or officer of the Company at the request of the Company or its Board of Directors.  The Company hereby further acknowledges that Indemnitee might have certain rights to indemnification, advancement of Expenses and/or insurance coverage provided by one or more third parties other than the Company and its insurers (collectively, the “Third Party Indemnitors”).  The Company hereby agrees that: (i) as between the Company and any Third Party Indemnitor, the Company is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of any Third Party Indemnitor to advance Expenses or to provide indemnification or insurance coverage for the same Expenses or liabilities incurred by Indemnitee are secondary); (ii) it shall be required to advance the full amount of Expenses incurred by or on behalf of Indemnitee and shall be liable for the full amount of all judgments or amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the Certificate or the Bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against any Third Party Indemnitor; and (iii) it hereby irrevocably and unconditionally waives, relinquishes and releases any and all Third Party Indemnitors from any and all claims against the Third Party Indemnitors (or any of them) for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by any Third Party Indemnitor on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing in any respect and the Third Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  The Company and Indemnitee agree that the Third Party Indemnitors are express third party beneficiaries of the terms of this Section 9.

10.           Exception to Right of Indemnification.  Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)           for which payment has actually been made to or on behalf of Indemnitee under any insurance policy, or other indemnity provision or otherwise, except with respect to any excess beyond the amount so paid, and except as may otherwise be agreed between the Company, on the one hand, and Indemnitee or another indemnitor of Indemnitee, on the other;

(b)           for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Act, as amended, or similar provisions of state statutory law or common law; or

(c)           in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or any of its direct or indirect subsidiaries or the directors, officers, employees or other indemnitees of the Company or its direct or indirect subsidiaries (other than any Proceeding initiated by Indemnitee pursuant to Section 8(d),  which shall be governed by the terms of such section), unless (i) the Board of Directors of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

11.           Successors.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

12.           Security.  To the extent requested by Indemnitee and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

13.           Enforcement.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve or continue serving as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b)           This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)           The Company represents that this Agreement has been approved by the Company’s Board of Directors.

14.           Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15.           Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.           Notice By Indemnitee.  Indemnitee agrees to promptly notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17.           Disclosure of Payments.  Except as expressly required by any law, neither party shall publicly disclose any payments under this Agreement unless prior approval of the other party is obtained.

18.           Notices.  Unless otherwise provided herein, any notice required or permitted under this Agreement shall be deemed effective upon the earlier of (a) actual receipt, or (b) (i) one (1) business day after the date of delivery by confirmed facsimile transmission, (ii) one (1) business day after the business day of deposit with a nationally recognized overnight courier service for next day delivery, freight prepaid, or (iii) three (3) business days after deposit with the United States Post Office for delivery by registered or certified mail, postage prepaid.  Any such notice shall be in writing and shall be addressed to the party to be notified at the address indicated for such party indicated on the signature pages or exhibits hereto, as otherwise set forth in this Section 18, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.  All communications shall be sent:

(a)           To Indemnitee at the address set forth below Indemnitee’s signature hereto;

(b)           To the Company at its principal executive office;

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

19.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may also be executed and delivered by facsimile or electronic signature.

20.           Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21.           Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the

State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of any summons and complaint and any other process that may be served in any action, suit, or proceeding arising out of or relating to this Agreement by mailing by certified or registered mail, with postage prepaid, copies of such process to such party at its address for receiving notice pursuant to Section 18 hereof, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.  Nothing herein shall preclude service of process by any other means permitted by applicable law.

22.           Assignment.  Neither party hereto may assign this Agreement without the prior written consent of the other party; provided, however, that the Company may assign this Agreement upon a Change in Control.

23.           Construction.  The parties acknowledge that both parties have contributed to the drafting of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INDEMNITEE:

Signature:

Name:

Address:

COMPANY:

The Howard Hughes Corporation

By:

Name:

Title:	Authorized Officer

Address:

[Signature Page to Holdings Indemnification Agreement]

Exhibit A

UNDERTAKING

Reference is hereby made to that certain Indemnification Agreement, by and between The Howard Hughes Corporation, a Delaware corporation (the “Company”), and the undersigned, dated as of November     , 2010 (the “Indemnification Agreement”).  All initially capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indemnification Agreement.

Pursuant to the Indemnification Agreement, I,                                                                         , agree to reimburse the Company for all Expenses paid to me or on my behalf by the Company in connection with my involvement in [name or description of proceeding or proceedings], in the event, and to the extent, that it shall ultimately be determined (pursuant to the terms of the Indemnification Agreement) that I am not entitled to be indemnified by the Company for such Expenses.

Signature

Typed Name
ss:

Before me                                             , on this day personally appeared                                       , known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.

GIVEN under my hand and official seal at                 , this                day of                       , 20    .

Notary Public

My commission expires: